Exhibit 10.3

STOCKHOLDER AGREEMENT

This STOCKHolder Agreement (this “Agreement”), dated as of [•], 2025, is made by and between FRANKLIN BSP REAL ESTATE DEBT, INC. (the “Company”) and FBRED-C FEEDER REIT TRUST (the “Stockholder”).

WHEREAS, the Stockholder has invested in shares of one or more classes of the Company’s common stock (the “Common Stock”) and is the holder of the sole share of the Company’s Series A Preferred Stock (the “Preferred Stock”);

WHEREAS, in accordance with the terms of the Preferred Stock, the Stockholder has certain rights to appoint directors to the Company’s board of directors (the “Board”); and

WHEREAS, the Stockholder and the Company desire to enter into this Agreement in connection with the Stockholder’s investment in Common Stock and the issuance of the Preferred Stock in order to establish certain arrangements with respect to the exercise of such appointment right.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.1 Appointment of Directors. The Stockholder agrees that all but two of the directors on the Board at any given time that are appointed or designated by the Stockholder pursuant to its rights as holder of the Preferred Stock will satisfy the definition of Independent Director set forth in the Company’s amended and restated articles of incorporation.

SECTION 1.2 Size of Board. The Company agrees that the size of the Board shall be six, unless otherwise agreed to with the Stockholder.

SECTION 1.3 Voting. The Stockholder agrees that in connection with any vote of holders of Common Stock on nominees for election to the Board, the Stockholder will vote any Common Stock it owns for director nominees in the same proportion as votes submitted (including via proxy) by Company stockholders other than the Stockholder.

SECTION 1.4 Term. The provisions of this Agreement shall apply when the Stockholder holds the Preferred Stock.

SECTION 1.5 Governing Law. This Agreement is governed by and should be construed in accordance with Maryland law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER:

FBRED-C FEEDER REIT TRUST

By:
Name:
Title:

COMPANY:

FRANKLIN BSP REAL ESTATE DEBT, INC.

By:
Name:
Title: